UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2026

RELIANCE GLOBAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-40020	46-3390293
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

300 Blvd. of the Americas, Suite 105, Lakewood, NJ 08701

(Address of Principal Executive Offices) (Zip Code)

(732) 380-4600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.086 per share	EZRA	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 2, 2026, Reliance Global Group, Inc. (the “Company”), its wholly owned subsidiary Southwestern Montana Insurance Center, LLC, a Montana limited liability company (“SMI”), and Scali, LLC, an Arizona limited liability company, dba Scali Insurance Group (the “Buyer”), entered into a Purchase and Contribution Agreement, dated to be effective as of September 1, 2026 (the “Purchase Agreement”), pursuant to which, structured as a combination equity purchase and asset purchase, (i) the Company agreed to sell to the Buyer 100% of the issued and outstanding membership interests of SMI (the “Equity Interests”) and (ii) SMI agreed to sell to the Buyer an undivided 100% interest in SMI’s book of insurance business and SMI’s other tangible and intangible business assets, in each case free and clear of all liens and encumbrances (collectively, the “Transaction”). Following the closing of the Transaction (the “Closing”), SMI will continue as a wholly owned subsidiary of the Buyer.

The aggregate consideration payable by the Buyer under the Purchase Agreement is $2,625,000 in cash, based on a multiple of 8.75 times pro forma EBITDA of $300,000, payable in full at the Closing, plus additional contingent consideration, if any, equal to the product of (a) 8.75, multiplied by (b) the amount, if any, by which EBITDA attributable to the acquired business for the twelve-month period beginning September 1, 2026 and ending August 31, 2027 exceeds $300,000 (the “Additional Consideration”). The Additional Consideration is not subject to any cap and, if payable, is due within 90 days following the first anniversary of the Closing. The Company’s right to receive the Additional Consideration is subordinated pursuant to a Subordination Letter Agreement entered into in connection with the Purchase Agreement.

Under the Purchase Agreement, the Closing is deemed effective as of 12:01 a.m. Mountain Time on September 1, 2026 for accounting purposes; provided that executed closing instruments are held in escrow by the parties’ respective counsel and the Closing is deemed to occur only upon the Buyer’s payment of the cash purchase price in full, which payment must be made no later than September 11, 2026, failing which the escrowed instruments will be returned and the seller parties may terminate the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, covenants, and indemnification provisions, as well as confidentiality, non-piracy, non-competition, and non-solicitation covenants of the Company and its affiliates, including a covenant not to compete with the acquired business within the State of Montana and within a five-mile radius of SMI’s office for the period prescribed in the Purchase Agreement. As conditions precedent to the Closing, each of Julie Blockey and Jessica Blockey, SMI’s managing directors, entered into a Managing Director Agreement with the Buyer or its subsidiary. There is no material relationship between the Company or its affiliates and the Buyer, other than in respect of the Purchase Agreement and the transactions contemplated thereby.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding the anticipated benefits of the Transaction, the amount and payment of the Additional Consideration, the future performance of the divested business, and the Company’s expected use of proceeds, strategy, and prospects, and can generally be identified by words such as “anticipate,” “believe,” “expect,” “estimate,” “intend,” “may,” “plan,” “will,” and similar expressions.

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Forward-looking statements are based on management’s current expectations and assumptions, which may not prove to be accurate, and actual results may differ materially from those expressed or implied by such statements.

Important factors that could cause actual results to differ materially include, among others, the risk that the anticipated benefits of the Transaction are not realized, the risk that the Additional Consideration is not earned or paid, and the other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Purchase and Contribution Agreement, dated to be effective as of September 1, 2026, by and among Southwestern Montana Insurance Center, LLC, Reliance Global Group, Inc., and Scali, LLC, dba Scali Insurance Group.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANCE GLOBAL GROUP, INC.

Date: September 9, 2026	By:	/s/ Ezra Beyman
Ezra Beyman
Chief Executive Officer

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